UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORTPURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

November 12, 2008

Date of Report (Date of earliest event reported)

BALLANTYNE OF OMAHA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska

68112

(Address of principal executive offices)		(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 12, 2008, the Company announced that it has been authorized by its Board of Directors to institute a share repurchase program pursuant to which the Company may repurchase up to $1 million of the Company’s outstanding shares of common stock. Pursuant to the Board’s authorization, management may purchase shares from time to time in compliance with applicable securities laws and other legal requirements. Share purchases are also subject to market conditions, share price and other factors. Ballantyne is not obligated to repurchase any particular amount of shares and the authorization may be suspended or discontinued at any time without prior notice. A copy of the Company’s November 12, 2008 press release announcing the authorization of the share repurchase program is furnished as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release announcing $1 million Share Repurchase Program

The information contained in this Current Report under Item 8.01, including the exhibit referenced in Item 9.01, is being “furnished” pursuant to “Item 8.01 “Other Events” of Form 8-K and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE OF OMAHA, INC.

Date: November 13, 2008	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and
Chief Financial Officer